Exhibit 99.1

HCSB Financial Corporation

Press Release

FOR IMMEDIATE RELEASE

July 1, 2016

Contact:

Jan H. Hollar

Chief Executive Officer

HCSB Financial Corporation/Horry County State Bank

(843) 716-6117

Jennifer W. Harris Joins Horry County State Bank as Senior Vice President and Chief Financial Officer

Loris, South Carolina — Horry County State Bank is pleased to announce the addition of Jennifer W. Harris as Senior Vice President and Chief Financial Officer. Ms. Harris will oversee all financial matters for the Bank.

Ms. Harris comes to Horry County State Bank with 18 years of experience in the financial services industry. Most recently, Ms. Harris served as VP Senior Accountant – SEC Reporting of Park Sterling Bank in Charlotte, North Carolina, from September 2014 to May 2016. Prior to that, Ms. Harris served as SEC Financial Reporting Manager of Yadkin Bank in Statesville, North Carolina, from April 2009 to July 2014, when Yadkin Bank, and its holding company, Yadkin Financial Corporation, merged with VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. Ms. Harris also has held various senior accounting roles at community banks across North Carolina. In addition to her community banking experience, Ms. Harris is a certified public accountant and began her career at a national public accounting firm, during which time which she specialized in auditing financial institutions.

“We are excited to have Jennifer join our team as Chief Financial Officer. Her financial expertise and banking background will be a great asset to the Company’s accounting and finance department,” said Jan H. Hollar, Chief Executive Officer at Horry County State Bank.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.